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EXHIBIT 23.1

[MOSS ADAMS LLP LETTERHEAD]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Amendment No. 1 to Form S-4 No. 333-147460) of PremierWest Bancorp (PremierWest) of our report dated March 12, 2007, with respect to the consolidated balance sheets of PremierWest as of December 31, 2006 and 2005, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2006, with respect to management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, and the effectiveness of internal control over financial reporting as of December 31, 2006, which appears in the December 31, 2006 Annual Report on Form 10-K of PremierWest, which is incorporated by reference in the Registration Statement of PremierWest, and to the reference to our firm under the heading "Experts" in the joint proxy statement/prospectus.

Portland, Oregon
December 5, 2007

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM